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                                                                    Exhibit 11.1

                ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
          FOR THE QUARTERS ENDED JANUARY 31, 1999 AND JANUARY 30, 2000

                                  (Unaudited)
                     (In Thousands, Except per Share Data)

                                                                                January 31,           January 30,
                                                                                   1999                  2000
                                                                           ------------------    ------------------
Shares:
     Weighted average common shares outstanding                                         6,932                 6,578

     Net common shares issuable on exercise of
        stock options                                                                       2                   513
                                                                                       ------                ------
Weighted average common and common equivalent
   shares outstanding                                                                   6,934                 7,091
                                                                                       ======                ======
Net income                                                                             $  504                $1,615
                                                                                       ======                ======
Basic and Diluted Net Income Per Share:
         Basic                                                                         $ 0.07                $ 0.25
                                                                                       ======                ======
         Diluted                                                                       $ 0.07                $ 0.23
                                                                                       ======                ======